Exhibit 10.1

SEPARATION AGREEMENT AND GENERAL RELEASE

THIS SEPARATION AGREEMENT AND GENERAL RELEASE (the “Agreement”) is made and entered into by and between STEVEN ANAYA (“Anaya” or “you”) and CANTEL MEDICAL CORP. (“Cantel” or the “Company”) (collectively referred to as the “Parties” and individually as a “Party”).

WHEREAS, Anaya entered into an Amended and Restated Executive Severance Agreement with the Company effective as of November 17, 2014 (the “Severance Agreement”);

WHEREAS, the Parties desire to supersede, cancel and replace the Severance Agreement with this Agreement; and

WHEREAS, the Parties wish to enter into this Agreement to set forth the terms of Anaya’s separation from employment and to resolve fully any and all matters, claims and disputes that Anaya may have against the Company and any of the other Company Releasees (as defined below).

NOW, THEREFORE, in consideration of the promises, covenants, payments, and release and waivers contained herein, Anaya and Cantel agree as follows:

1.                                      Separation from Employment.

1.1                               Unless there is an Earlier Separation Date by Anaya or an Earlier Separation Date by the Company (as those terms are defined in Section 1.4 below), Anaya’s employment by the Company (and by any and all of the other Company Releasees (defined in Section 3 below)) is terminated effective March 31, 2017.  The term “Separation Date” as used in this Agreement means the earliest to occur of (i) March 31, 2017 (the “Outside Date”), (ii) the Earlier Separation Date by Anaya or (iii) the Earlier Separation Date by the Company.  Effective as of the Separation Date, Anaya is also terminated from any and all positions and/or offices and directorships Anaya may hold at or with the Company (and any and all of the other Company Releasees).  The period of time between the Effective Date of this Agreement (defined in Section 14 below) and the Separation Date is referred to in this Agreement as the “Continuation Period.”

1.2                               During the Continuation Period, subject to Section 1.4, Anaya shall continue to perform his usual duties, assist in the transition of those duties and perform such other duties and responsibilities consistent with his position as requested by the Company (collectively, “Duties and Responsibilities”).  It is understood and agreed that Anaya will not refuse any reasonable request by the Company to perform the Duties and Responsibilities during the Continuation Period.  Additionally, during the Continuation

Period, Anaya will continue to be subject to, and will be required to comply with, the applicable policies and procedures of the Company and the terms of the Confidentiality and Non-Competition Agreement that he entered into with Cantel as of January 1, 2010 (the “Confidentiality Agreement”) as well as his fiduciary duties and other obligations under law and/or agreement.

1.3                               During the Continuation Period, Anaya will continue to receive his usual salary (the “Salary Continuation Payments”) and health benefits pursuant to the Company’s group plans and other benefits (e.g., paid PTO and holiday days) under the same terms and conditions as he was receiving such health benefits and other benefits on the date of his execution of this Agreement, subject to the terms of this Agreement and such plans and policies.  The Company reserves the right to amend, alter, modify or terminate its benefits plans and policies at any time so long as he is not treated differently than other executives of the Company.  Anaya will not be entitled to any salary continuation or other compensation with respect to any period following the Separation Date.  The Salary Continuation Payments will be paid to Anaya on the Company’s customary payroll dates, and in accordance with the Company’s customary payroll practices, less all applicable taxes, withholdings and deductions required by law and/or agreement.  Anaya’s base salary will not be increased or reduced during the Continuation Period.

1.4                               (a)                                 It is understood and agreed that during the Continuation Period, Anaya may engage in interviews and other activities for purposes of securing new employment, and Anaya may accept an offer of new employment.  However, if Anaya chooses to terminate his employment with the Company prior to March 31, 2017, due to new employment or for any other reason, Anaya must submit to the Company advance written notice of the date of such termination at least ten (10) business days prior to such date (“Earlier Separation Date by Anaya”).  Anaya acknowledges and agrees that if he terminates his employment under this Section 1.4, the extent of his Severance Benefits described in Section 2.1 below will be reduced as described in said Section.

(b)                                 The Company may also choose for convenience or any other reason to terminate Anaya’s employment at any time during the Continuation Period by providing Anaya with written notice of the same, in which case Anaya’s employment with the Company (and with any and all of the other Company Releasees) will terminate on the date set forth in such written notice (“Earlier Separation Date by the Company”).  Unless such Earlier Separation Date by the Company is due to a termination for Cause (as that term is defined in the Severance Agreement), provided that Anaya timely signs, delivers and does not revoke this Agreement and timely signs and delivers the Additional General Release (as defined in Section 3 below), Anaya will still be provided with the Severance Benefits.

2.                                      Severance Benefits.

2.1                               Provided that Anaya signs and delivers this Agreement to the Company on or prior to the Deadline (defined in Section 14 below) and does not revoke this Agreement within seven (7) days after it is signed by Anaya (as described in Section 16 below), and provided that Anaya complies with the terms of this Agreement and the Confidentiality Agreement and further provided that Anaya timely signs and delivers to the Company the Additional General Release (defined in Section 3 below), the Company agrees to provide Anaya with the payments and benefits specified in Sub-Sections (a) - (e) of this Section 2.1 (referred to collectively as the “Severance Benefits”):

(a)                                 Severance Pay.  Severance pay equal to 18 months’ of base salary (with base salary determined on the day preceding the separation date, but in no event less than Anaya’s base salary on the date hereof); provided, however, that in the event of an Earlier Separation Date by Anaya without the prior written approval of Cantel, the severance pay will be reduced to an amount equal to 12 months of base salary (determined in the same manner as described above).  The severance pay will be paid in a lump sum within ten (10) calendar days after receipt by Cantel of the duly executed original Additional General Release.  All payments made under this Agreement are subject to all withholding and applicable taxes.

(b)                                 MICP:  Anaya will be eligible for his full (unprorated) FY17 MICP payment to the extent Cantel makes MICP payments generally with respect to the fiscal year ending July 31, 2017 (“FY17”); provided, however, that in the event of an Earlier Separation Date by Anaya, Anaya’s MICP payment for FY17 will be paid on a prorated basis, based on the number of days Anaya was employed during FY17.  The MICP payment is subject to the terms and conditions of the FY17 Executive Compensation Memorandum, including, without limitation, the approval of the Compensation Committee of Cantel’s Board of Directors.   Such payment will be made in a lump sum at the time that MICP payments are made to Cantel employees generally under the terms of the FY17 Executive Compensation Memorandum.

(c)                                  RSAs:  Any and all unvested shares of restricted Cantel stock underlying Restricted Stock Awards (“RSAs”) that are held by Anaya on his last day of employment, including, without limitation, the shares of restricted Cantel stock issued under the Sales-related RSAs and the TSR-related RSAs issued to Anaya on October 10, 2016 (collectively, the “Performance-Based RSAs”), will be deemed vested and no longer subject to forfeiture as of Anaya’s last day of employment upon the date of receipt by Cantel of the duly executed original Additional General Release; provided, however, that in the event of an Earlier Separation Date by Anaya without the prior written consent of Cantel, the Performance-based RSAs will be forfeited on the last date of Anaya’s employment.  If the vesting of Anaya’s Performance-Based RSAs is accelerated under this paragraph, then they will be deemed to have achieved precisely 100% of the Performance Targets thereunder (i.e., 100% of sales target for Sales-based RSAs and 40th-50th percentile rank vs. index comparator group for TSR-based RSAs).

(d)                                 Partial Payment of COBRA Continuation Premiums.  Cantel will pay the employer portion of the premiums for COBRA continuation coverage for Anaya (to the extent applicable) for the twelve (12) consecutive month period commencing on the first full month following the Separation Date, for Cantel’s group medical and dental insurance (to the extent applicable), so long as Anaya is not covered under another employer’s benefits plans during such time.  In order for Cantel to make the premium payments noted above in this paragraph, you, in addition (i) must be participating in Cantel’s group medical and dental plans; and (ii) must elect COBRA continuation coverage.  If you wish to continue COBRA continuation coverage beyond the twelve month period following your last day of employment, you must pay the required premiums as set forth in the COBRA information you receive from Discovery Benefits (or successor company).

If Cantel determines that payment of the employer portion of the COBRA premiums under this Sub-Section (d) would result in a violation of the nondiscrimination rules of Section 105(h)(2) of the Internal Revenue Code or any statute or regulation of similar effect (including but not limited to the 2010 Patient Protection and Affordable Care Act, as amended by the 2010 Health Care and Education Reconciliation Act), then in lieu of paying the employer portion of the COBRA premiums, Cantel may instead elect to pay you on or about the first day of the month of each month commencing April 2017 (or the first full month following your last day of employment) and ending March 2018 (or the twelfth month after your last day of employment) a fully taxable cash payment equal to the employer portion of the COBRA premiums for that month, subject to applicable tax withholdings (the “Special Severance Payment”), for the months during which you are entitled to receive payment of the employer portion of the COBRA premiums under this Sub-Section.  You may then, but will not be obligated to, use the Special Severance Payment toward the cost of COBRA premiums.  By your signature below, you acknowledge and agree that Cantel may modify or terminate its group insurance plans at any time and that, notwithstanding the above, you will have the right to participate in Cantel’s group health and dental insurance plans only in accordance with applicable plan documents.  You further agree to promptly provide Cantel notice if you become covered or eligible to be covered under another medical or health insurance policy or plan, including but not limited to, a medical or health insurance policy or plan of another employer or your own business.

(e)                                  Outplacement Services.  Cantel will pay the cost of outplacement services incurred by you during the period commencing on the date hereof and ending on March 31, 2018 and provided by a firm of your choice, up to a total of Twenty Thousand Dollars ($20,000).  Payment for outplacement expenses will be made by

Cantel promptly following the Company’s receipt of appropriate invoices documenting such expenses.

(f)                                   Change in Control Payment.  If (i) a “Change in Control” of Cantel (as defined in the Severance Agreement) occurs within six months after the Separation Date, or (ii) a “Potential Change in Control” of Cantel (as defined in the 2012 Severance Agreement”) occurred prior to the Separation Date and a resulting “Change in Control” of Cantel occurs within 15 months following the Potential Change in Control, then Cantel will pay you lump sum of $475,000.  Such payment will be paid to you within ten (10) days following the date of the Change in Control; provided, however, that if necessary to be compliant with Section 409A (as defined below), as determined by the Company in consultation with Anaya and his legal counsel, the payment may be made no earlier than the date which is six months plus one day following the Separation Date.

2.2                               Anaya acknowledges and agrees that if Anaya does not timely execute and deliver this Agreement or if Anaya revokes this Agreement, this Agreement will not become effective or enforceable and Anaya will not be entitled to receive the Severance Benefits.  Anaya further acknowledges and agrees that if he timely executes, delivers and does not revoke this Agreement but thereafter fails to timely execute and deliver the Additional General Release, Anaya will not be entitled to receive the Severance Benefits.

2.3                               If Anaya’s employment is terminated for Cause (as defined in the Severance Agreement), Anaya will not be eligible for and will not receive the Severance Benefits.

2.4                               Anaya acknowledges and agrees that the Severance Benefits provided under this Agreement exceed any and all wages, bonuses, deferred compensation, vacation pay, holiday pay, sick pay, severance pay, other compensation and payments, and other benefits of any kind whatsoever to which Anaya may have been entitled from the Company (and/or from any of the other Company Releasees) absent this Agreement.  Additionally, Anaya acknowledges and agrees that other than the Severance Benefits provided for in this Agreement, his regular salary and regular benefits up to and including his last day of employment, and pay for any accrued, unused vacation days up to and including his last day of employment, the Company (and/or any of the other Company Releasees) is under no further obligation to make any payments or provide any other benefits of any kind to, or on behalf of, Anaya for any reason whatsoever.  Anaya represents that Anaya has reported to the Company all job-related accidents, injuries and/or illnesses through the date hereof and will do so in a timely manner through the Separation Date.

3.                                      GENERAL RELEASE BY ANAYA.  Anaya acknowledges and agrees that for and in consideration of the Severance Benefits and other valuable consideration provided for in this Agreement, Anaya, for himself and for his heirs, executors, administrators, trustees, legal representatives, successors and assigns (collectively referred to for purposes of this General Release as the “Anaya Releasors”), hereby forever releases and discharges Cantel, and any and all of Cantel’s past, present and future parent entities, subsidiaries, divisions, affiliates, affiliated or related business entities, assets, employee benefit and/or pension plans or funds, successors and assigns, and any and all of their and Cantel’s past, present and future owners, directors, officers, shareholders, members, insurers, attorneys, fiduciaries, employees, agents, trustees, predecessors, successors and assigns (collectively, the “Company Releasees”), from any and all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether based on any federal, state or local constitution, statute, ordinance, regulation, common law, court decision or otherwise), whether known or unknown, asserted or unasserted, which any of the Anaya Releasors ever had, now have, or hereafter may have against any of the Company Releasees by reason of any actual or alleged act, omission, transaction, practice, policy, conduct, occurrence and/or other matter from the beginning of the world up to and including the date that Anaya signs this Agreement.

Without in any way limiting the generality of the foregoing, the Anaya Releasors so release and discharge the Company Releasees from, including but not limited to:

(a)                                 any and all claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act (“ADEA”); 42 U.S.C. § 1981; the Americans With Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act (except for any vested benefits, which are not waived by this Agreement); the Equal Pay Act; the National Labor Relations Act; the New Jersey Law Against Discrimination; the New Jersey Conscientious Employee Protection Act; the New Jersey Family Leave Act; any and all similar applicable laws of any state, district, city and/or other municipality in which Anaya resides, resided and/or has rendered services to the Company; and any amendments made to any of the above statutes and/or codes;

(b)                                 any and all other claims for employment discrimination, harassment, and/or retaliation (whether based on a federal, state or local constitution, statute, ordinance, code, common law, court decision or otherwise);

(c)                                  any and all claims relating to Anaya’s employment by the Company (and/or by any of the other Company Releasees), the terms and conditions of such employment and/or the termination of such employment;

(d)                                 any and all claims relating to, or arising out of, the making of this Agreement;

(e)                                  any and all claims for damages or personal injury of any type whatsoever;

(f)                                   any and all claims of breach of implied or express contract, misrepresentation, negligence, fraud, wrongful discharge, invasion of privacy, constructive discharge, infliction of emotional distress, intentional infliction of emotional distress, battery, defamation, libel, slander, compensatory and/or punitive damages; and

(g)                                 any and all claims for attorneys’ fees, costs, disbursements and the like.

Anaya further agrees that on the Separation Date or within four (4) days thereafter, Anaya will sign, date and deliver to the Company the original of an additional general release in the form attached hereto as Exhibit 1 (the “Additional General Release”), which is hereby incorporated into and made part of this Agreement. If Anaya fails to so sign and deliver the original of the Additional General Release, then, unless the four (4) day period referred to above is extended in writing by the Company, Anaya will be in breach of this Agreement and will not receive or be entitled to receive the Severance Benefits.

You are not, by signing this Agreement, releasing or waiving (i) any vested interest you may have in any stock grants, stock options, 401(k) or profit sharing plan by virtue of your employment with Cantel, subject to the terms and conditions of the applicable plans, (ii) any rights or claims that may arise after this Agreement is signed by you (with the exception of the rights and claims that you will release and waive when you sign the Additional General Release), (iii) the severance pay, compensation, and benefits specifically promised to you under this Agreement, (iv) the right to institute legal action for the purpose of enforcing the provisions of this Agreement, (v) the right to apply for state unemployment compensation benefits, (vi) any workers compensation benefits to which you may be entitled under applicable law, (vii) any claim for indemnification in your capacity as a former employee and officer of Cantel under applicable law in the event a third party institutes an action against Cantel and/or you related to your employment or duties and responsibilities of your position, recognizing that Cantel reserves the right to contest any such claim for indemnification as applicable and in accordance with applicable law; (viii) any rights for continuation coverage under COBRA; or (ix) the right to file a claim or charge with, or provide information or participate in an investigation, hearing or proceeding conducted by a governmental agency, including the Equal Employment Opportunity Commission (“EEOC”), although you agree by your signature below that you will not be entitled to recover and will not accept any award of money, compensation, costs, attorney’s fees or damages whatsoever against Cantel or any of the other Company Releasees resulting from the filing of a charge or complaint or other claim by or with the EEOC, any other government agency, any Court and/or any other tribunal asserting or alleging any claim, demand or cause of action that has been released or waived in this Section 3.  Additionally, you agree that the Severance Benefits set forth in this Agreement fully and completely compensates you for any and all claims you may have against Cantel or any of the other Company Releasees as set forth in this Agreement.  In addition, nothing in this Agreement will be interpreted or applied in a manner that affects or limits your otherwise lawful ability to challenge, under the Older Workers Benefit Protection Act (“OWBPA”) (29 U.S.C. § 626), the knowing and voluntary nature of your release of any ADEA claims against any of the Company Releasees before a court, the EEOC, or any other federal, state, or local agency.  Furthermore, for the avoidance of doubt, nothing in this Agreement will be interpreted to limit Anaya’s right to receive an award to which Anaya may be entitled for information provided to the U.S. Securities and Exchange Commission (“SEC”), the U.S. Commodity Futures Trading Commission (“CFTC”), or equivalent state securities enforcement agencies.

4.                                      Restrictive Covenants.  (a) Anaya acknowledges and agrees that the post-termination restrictions and other provisions of the Confidentiality Agreement that by their terms or implication survive the termination of his employment will continue in full force and effect according to the applicable terms of such Confidentiality Agreement following Anaya’s termination and Anaya agrees to comply with such obligations, restrictions and provisions.

(b)                                 In order to protect the interests, good will and reputations of Cantel and the other Company Releasees, Anaya agrees that at all times after and including the Effective Date, Anaya may not, directly or indirectly, make or disseminate any statements or other communications (written, oral or otherwise) of a disparaging or derogatory nature to any person, entity and/or other third party (excluding communications with government agencies and/or with Cantel or any of the other Company Releasees) about Cantel, any of the other Company Releasees, and/or about the products, services and/or operations of Cantel and/or of any of the other Company Releasees, unless legally compelled to do so by subpoena, court order or other valid legal process or governmental action.

5.                                      Cooperation.  For the one (1) year period following the Separation Date, you agree to cooperate with and make yourself available to Cantel, as Cantel may reasonably request (taking into consideration the scheduling demands of any new employment obtained by you) to assist in any matter relating in any way to your prior employment by Cantel (or by any of the other Company Releasees), including but not limited to giving truthful statements, information and/or testimony in connection with any investigation, action or proceeding with respect to which you may have knowledge, information or expertise.  If at any time you receive a subpoena or other Court or legal process relating in any way to Cantel, any of the other Company Releasees and/or any present or former customer or employee of any of the same, you immediately will, to the extent permitted by law, give Cantel written notice of the same, and will make yourself available to Cantel to be interviewed concerning the subject of such contact.  You will be reimbursed for reasonable and necessary expenses incurred by you in providing cooperation under this Section 5 of this Agreement (e.g., travel, lodging and meal expenses), provided that you provide appropriate invoices and/or receipts for any such expenses.

6.                                      Confidentiality of Agreement.  To the fullest extent permitted by law, Anaya shall keep confidential and shall not disclose (directly or indirectly) to any person or entity for any reason (except pursuant to lawful legal process, as required by law or as consented to in writing by the Company) the negotiation, existence, terms and/or conditions of this Agreement, except that Anaya may disclose the negotiation, existence, terms and/or conditions of this Agreement to Anaya’s immediate family, attorneys, accountants, tax advisors, any governmental tax authority and/or other government agency, provided that such persons or entities (excluding any governmental tax authority and/or other government agency) are first made aware of the confidentiality provisions of this Agreement and agree to abide by its terms.  Anaya represents that, subject to the exceptions noted in the immediately preceding sentence, Anaya has not disclosed any information regarding the negotiation, existence, terms and/or conditions of this Agreement.  This Agreement may be introduced as evidence in any proceeding only for the purpose of enforcing its terms.

7.                                      No Admissions.  Neither the negotiation, the terms, the existence nor the execution of this Agreement will constitute or operate as an acknowledgement or admission of any kind by the Company (and/or by any of the other Company Releasees) or by Anaya of any liability, facts, claims or defenses, or that any of them engaged in any illegal or wrongful activity of any kind in violation of any federal, state or local constitution, statute, regulation, code, ordinance, common law or otherwise.

8.                                      Construction.  The language in all parts of this Agreement will in all cases be construed simply, according to its fair meaning, and not strictly for or against either of the Parties.  Without limitation, there will be no presumption against any Party on the ground that the Party was responsible for drafting this Agreement or any part of it.  The headings contained in this Agreement are for reference purposes only and will not affect the meaning or interpretation of this Agreement.

9.                                      Entire Agreement.

(a)                                 This Agreement (including its Exhibit 1) constitutes the entire agreement and understanding between the Parties regarding the subject matters addressed herein and, with the two exceptions noted in Sub-Section (b) and (c) below in this Section 9, this Agreement supersedes, cancels and replaces any and all prior agreements and/or understandings between the Parties hereto regarding the subject matters addressed herein, whether written or oral.

(b)                                 Notwithstanding the above, this Agreement does not supersede, cancel or terminate the Confidentiality Agreement, which remains in full force and effect.  Additionally, to the extent that this Agreement addresses any subject matters that are also addressed in the Confidentiality Agreement, this Agreement will be interpreted and applied so as to enhance the protections afforded to the Company (and to the other Company Releasees) under the Confidentiality Agreement.

(c)                                  Anaya acknowledges and agrees that the total payments and benefits provided for under this Agreement exceed the total payments and benefits provided for under the Severance Agreement.  Anaya further agrees that the Severance Agreement is superseded, canceled and replaced by this Agreement.

(d)                                 With the exception of any court ordered reformation or modification pursuant to Section 10 below, this Agreement may not be modified, amended or terminated, except by written agreement signed by all of the Parties hereto.  The terms of this Agreement are deemed an enforceable contract and not a mere recital.  Anaya acknowledges and agrees that other than as expressly set forth in this Agreement, Anaya is not entitled to any other payments or benefits under any other agreement entered into with the Company (or with any of the other Company Releasees).  For the avoidance of doubt, under no circumstances will duplicate payments or benefits be provided under this Agreement and under the Severance Agreement (or under any other agreement).

10.                               Severability and Reformation.  In the event any provision (or part thereof) of this Agreement is held to be invalid, illegal, void or unenforceable by a court of competent jurisdiction, such provision (or part thereof) will be deemed to be modified so that its purpose can lawfully be effectuated to the fullest extent of the law and in any case such holding will not affect the validity or enforceability of the remainder of this Agreement.  However, in the event that any of the waivers and releases set forth in Section 3 of this

Agreement (and/or in the Additional General Release) are held to be invalid, illegal, void and/or unenforceable by a court of competent jurisdiction, Anaya will immediately execute and deliver to the Company a general release and waiver that is legal and enforceable to the fullest extent of the law.

11.                               Waiver.  The failure or delay by any Party in exercising any right, power or privilege under this Agreement will not operate as a waiver of such right, power or privilege, and no single or partial exercise of such right, power or privilege will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.

12.                               Choice of Law and Forum.  This Agreement will be governed by, and construed in accordance with, the laws of the State of New Jersey without regard to conflicts of law principles.  Each Party hereto, as to any dispute concerning, regarding and/or arising out of this Agreement, hereby submits to the exclusive jurisdiction of the state and federal courts located in New Jersey, County of Passaic and further agrees not to assert that any action brought in such jurisdiction has been brought in an inconvenient forum or that such venue is improper.  To the extent permitted by law, any and all claims asserted in such an action shall be adjudicated by a judge sitting without a jury.

13.                               Counterparts.  This Agreement may be executed in any number of counterparts each of which when so executed will be deemed to be an original and all of which when taken together will constitute one and the same Agreement.

14.                               Effective Date.  This Agreement must be signed by Anaya and delivered to the Company (Cantel Medical Corp., Attention: Peter Clifford, EVP and CFO, 150 Clove Road, Little Falls, New Jersey 07424-2139) no later than November 14, 2016 (the “Deadline”).  Provided that this Agreement is timely signed by Anaya and timely delivered to the Company and that this Agreement is not thereafter timely revoked by Anaya pursuant to Section 16 below, this Agreement will be deemed effective and enforceable as of the eighth day after the date that this Agreement is signed by Anaya and delivered to the Company (“Effective Date”).  If this Agreement is not signed by Anaya and delivered to the Company by the Deadline or if this Agreement is timely revoked by Anaya pursuant to Section 16 below, this Agreement will not become effective or enforceable and Anaya will not be entitled to receive and will not receive the Severance Benefits provided for under this Agreement.

15.                               IRC Section 409A.  It is intended that all payments and benefits under the Agreement will be made in compliance with or be exempt from Section 409A of the Code and the Treasury Regulations thereunder (“Section 409A”) and that this Agreement will be interpreted in accordance therewith, and modified accordingly if necessary.  As used in this

Agreement, the “Code” means the Internal Revenue Code of 1986, as amended.  Notwithstanding anything else herein to the contrary, if any payment or benefit required hereunder cannot be provided or made at the time specified herein or pursuant to any specific terms provided herein, without incurring excise taxes or penalties under Section 409A, then Cantel may delay the payment of such amount or benefit until the earliest time thereafter when such excise taxes or penalties will not be imposed.  If necessary to comply with the restriction in Section 409A(a)(2)(B) of the Code concerning payments to “specified employees,” payments otherwise required to be made to the Executive pursuant to Section 2 shall be delayed to the earlier of (i) six months and one day after the Executive’s Separation Date, or (ii) the Executive’s death.  For purposes of Section 2, the Executive’s Separation Date shall be interpreted in a manner that is consistent with the term “separation from service” as defined in Section 409A.  For purposes of Section 409A, each payment made under this Agreement shall be treated as a separate payment.  Nothing in this Agreement will be construed as a guarantee of any particular tax treatment to you.  You will be solely responsible for the tax consequences with respect to all amounts payable under this Agreement, and in no event will Cantel have any responsibility or liability if this Agreement does not meet any requirements of Section 409A.

16.                               Knowing and Voluntary Execution and Right to Revoke.  Anaya acknowledges and agrees that: (a) Anaya has carefully read and fully understands all of the provisions of this Agreement, specifically including but not limited to the General Release contained in Section 3 of this Agreement and the Additional General Release annexed hereto as Exhibit 1; (b) Anaya has not relied upon any representations or statements, written or oral, not set forth in this Agreement; (c) the only consideration for Anaya signing this Agreement is as set forth herein; (d) the consideration provided to Anaya under this Agreement is in addition to anything of value to which he may otherwise be entitled; (e) Anaya executes this Agreement freely, voluntarily and with full knowledge of its terms and consequences; (f) Anaya has been given at least 21 calendar days to consider this Agreement; (g) any modifications made to this Agreement, material or otherwise, do not restart or affect in any manner the consideration period of at least 21 calendar days; (h) Anaya has been afforded sufficient time and opportunity to consult with an attorney and is hereby advised to consult with an attorney prior to signing this Agreement; (i) Anaya has seven (7) days after signing this Agreement to revoke this Agreement by providing written notice of revocation to Cantel Medical Corp., Attention: Peter Clifford, EVP and CFO, 150 Clove Road, Little Falls, New Jersey 07424-2139 within that 7-day period; and (j) if Anaya timely revokes this Agreement, this Agreement will not become effective and Anaya will not receive or be entitled to receive any of the Severance Benefits described in this Agreement.

(The remainder of this page is left intentionally blank.  Signature page to follow.)

IN WITNESS WHEREOF, the Parties hereto evidence their agreement by their signatures below.

CANTEL MEDICAL CORP.

Date: November 10, 2016	By:	/s/ Eric Nodiff
Eric Nodiff, EVP and GC

Not valid if signed by Anaya after the Deadline.

STEVEN ANAYA

Date: November 10, 2016	/s/Steven Anaya
Steven Anaya

EXHIBIT 1

General Release

Reference is hereby made to the Separation Agreement And General Release by and between STEVEN ANAYA (“Anaya”) and CANTEL MEDICAL CORP. (the “Company”) (the “Agreement”). Capitalized terms used but not defined herein are used herein as defined in the Agreement.  Anaya is signing this General Release (referred to in the Agreement as the “Additional General Release”) on or within four (4) days after the Separation Date in accordance with the terms and conditions of the Agreement.

Anaya acknowledges and agrees that for and in consideration of the Severance Benefits provided for in the Agreement and the other promises and valuable consideration set forth in the Agreement, Anaya, for himself and for his heirs, executors, administrators, trustees, legal representatives, successors and assigns (collectively referred to for purposes of this General Release as the “Anaya Releasors”), hereby forever releases and discharges Cantel and any and all of Cantel’s past, present and future parent entities, subsidiaries, divisions, affiliates or related business entities, assets, employee benefit and/or pension plans or funds, successors and assigns, and any and all of their and Cantel’s past, present and future owners, directors, officers, members, insurers, employees, attorneys, fiduciaries, agents, trustees, predecessors, successors and assigns (collectively, the “Company Releasees”), from any and all claims, demands, causes of action, and liabilities of any kind whatsoever (upon any legal or equitable theory, whether based on any federal, state or local constitution, statute, ordinance, regulation, common law, court decision or otherwise), whether known or unknown, asserted or unasserted, which any of the Anaya Releasors ever had, now have, or hereafter may have against any of the Company Releasees by reason of any actual or alleged act, omission, transaction, practice, policy, conduct, occurrence and/or other matter from the beginning of the world up to and including the date that Anaya signs this General Release. Without in any way limiting the generality of the foregoing, the Anaya Releasors so release and discharge the Company Releasees from, including but not limited to:

(a)                                 any and all claims arising under Title VII of the Civil Rights Act of 1964, as amended; the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act; 42 U.S.C. § 1981; the Americans With Disabilities Act; the Family and Medical Leave Act; the Employee Retirement Income Security Act (except for any vested benefits, which are not affected by this Agreement); the Equal Pay Act; the National Labor Relations Act; the New Jersey Law Against Discrimination; the New Jersey Conscientious Employee Protection Act; the New Jersey Family Leave Act; any and all similar applicable laws of any state, district, city and/or other municipality in which Anaya resides, resided and/or has rendered services to the Company; and any amendments made to any of the above statutes and/or codes;

(b)                                 any and all other claims for employment discrimination, harassment, and/or retaliation (whether based on a federal, state or local constitution, statute, ordinance, code, common law, court decision or otherwise);

(c)                                  any and all claims relating to Anaya’s employment by the Company (and/or by any of the other Company Releasees), the terms and conditions of such employment and/or the termination of such employment;

(d)                                 any and all claims relating to, or arising out of, the making of the Agreement;

(e)                                  any and all claims for damages or personal injury of any type whatsoever;

(f)                                   any and all claims of breach of implied or express contract, misrepresentation, negligence, fraud, wrongful discharge, invasion of privacy, constructive discharge, infliction of emotional distress, intentional infliction of emotional distress, battery, defamation, libel, slander, compensatory and/or punitive damages; and

(g)                                  any and all claims for attorneys’ fees, costs, disbursements and the like.

ANAYA ACKNOWLEDGES AND AGREES THAT:

A.                        HE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL OF THE PROVISIONS OF THIS GENERAL RELEASE;

B.                        PRIOR TO SIGNING THE AGREEMENT AND PRIOR TO SIGNING THIS GENERAL RELEASE, HE WAS ADVISED TO CONSULT WITH AN ATTORNEY; AND

C.                        HE SIGNS THIS GENERAL RELEASE FREELY, VOLUNTARILY AND WITH FULL KNOWLEDGE OF ITS TERMS AND CONSEQUENCES.

IN WITNESS WHEREOF, in exchange for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned has signed this General Release as of and on the        day of                   , 2017.

Not valid if signed by Anaya before the Separation Date or more than four (4) days after the Separation Date.

Date:
STEVEN ANAYA